Exhibit 10.1

FIRST AMENDMENT TO CONSULTING AGREEMENT

This FIRST AMENDMENT TO CONSULTING AGREEMENT (“First Amendment”) is made as of the 1st day of June, 2011 by and between LEVEL 3 COMMUNICATIONS, LLC, a Delaware limited liability company (“Company”), whose address is 1025 Eldorado Boulevard, Broomfield, CO 80021 and THOMAS C. STORTZ (“Consultant”), whose address is 13 Waterside Terrace, Englewood, CO, 80113.

WHEREAS, Consultant and Company desire to amend the Consulting Agreement dated February 16, 2011 to temporarily suspend the Term of the Consulting Agreement in accordance with the terms set forth herein;

WHEREBY, Company and Consultant hereby agree as follows:

1.              Capitalized Terms.  Capitalized terms used in this First Amendment and not otherwise defined herein shall have the same meaning as set forth in the Consulting Agreement.

2.              Term.  Consultant has accepted a position of employment with Company effective June 1, 2011.   Consultant and Company agree to suspend the remaining ten months of the Term of the Consulting Agreement until such time as Consultant’s employment with the Company is terminated.  Immediately upon the termination of Consultant’s employment with Company, the Consulting Agreement shall become effective, in accordance with its terms and conditions, for the remaining ten month Term of the Consulting Agreement, subject to any cancellation or termination rights as set forth in the Consulting Agreement.

3.              Entire Agreement.  This First Amendment, together with the Consulting Agreement, constitutes the entire agreement between the parties relating to the subject matter hereof, and supersedes all prior understandings, agreements and documentation relating to the subject matter hereof.  This First Amendment may be amended only by an instrument executed by Company and Consultant.

4.              Severability.  If any provision of this First Amendment is held to be unenforceable for any reason, it shall be modified rather than voided, if possible, in order to achieve the intent of the parties to the extent possible.  In any event, all other provisions of this First Amendment shall be deemed valid and enforceable to the fullest extent possible.

LEVEL 3 COMMUNICATIONS, LLC

By:	/s/ James Q. Crowe
Name:	James Q. Crowe
Title:	Chief Executive Officer

CONSULTANT

By:	/s/ Thomas C. Stortz
Thomas C. Stortz